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                                                                  EXHIBIT 10.29


                        ROUGE STEEL COMPANY SAVINGS PLAN
                                      FOR
                               SALARIED EMPLOYEES


     This Plan has been established by the Company to encourage and facilitate systematic savings and investment by eligible Employees. It also is intended to permit a broad group of eligible employees to invest in Rouge Steel Company or its parent company. All references in the Plan to Paragraphs, Subparagraphs or other subdivisions are to Paragraphs, Subparagraphs or other subdivisions of this Plan unless otherwise specified. The original effective date of the Plan is April 1, 1991. The Plan was last amended and restated effective October 1, 1996, except as provided therein. The effective date of this amended and restated Plan is January 1, 1997, except as otherwise expressly indicated herein.

I.   DEFINITIONS.

     As herein used:

     1. "Affiliate" means (a) all corporations that are members of a controlled group of corporations within the meaning of Code Section 1563(a) (determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(c)) and of which the Company is then a member, (b) all trades or businesses, whether or not incorporated, that, under the regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c), are then under common control with the Company, (c) all organizations, whether or not incorporated, which are members of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, and (d) all other entities required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

     2. "Affiliated Corporation" means (a) the Company, and (b) any corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company or Rouge Industries, Inc., and that has been approved by the Committee as an Affiliated Corporation for purposes of the Plan.

     3. "Average Regular Savings Contribution Percentage" means the average of the Regular Savings Contribution Percentages of the eligible Employees in a group.

     4. "Average Tax-Efficient Savings Contribution Percentage" means the average of the Tax-Efficient Savings Contribution Percentages of the eligible Employees in a group.

     5. "Code" means the Internal Revenue Code of 1986, as amended.

     6. "Committee" means the Savings Plan Committee created by the Company under Paragraph XXVI.

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     7. "Company" means Rouge Steel Company.

     8. "Company Matching Contributions" means and includes (a) amounts contributed by or on behalf of the Company to the Plan under Subparagraph 1 of Paragraph V and (b) amounts credited to Company Matching Contributions Accounts resulting from transfers from the Ford SSIP to this Plan.

     9. "Company Matching Contributions Account" means an account of an Employee under the Plan to which are credited Company Matching Contributions in respect of Tax-Efficient Savings Contributions or certain Employee Regular Savings Contributions and earnings thereon.

     10. "Composite Quotation Listing" means a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.

     11. "Current Market Value" means, with reference to Rouge Stock or Ford Stock, the market price obtained on the day in question or, if after 2:00 p.m. on the day in question or no sales were made on that date, at the closing market price obtained on the next following day on which sales were made, in either case as reported in the Composite Quotation Listing.

     12. "Earnings" means income or loss resulting from an investment or reinvestment and any increment thereof and shall include interest, dividends and other distributions on investments.

     13. "Employee" means each person who is employed at a Salary by a Participating Company or an Affiliated Corporation and is enrolled on the active employment rolls, maintained in the United States, of the Participating Company or Affiliated Corporation, including without limitation any such person who also is an officer or director of the Company.

     14. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     15. "Ford" means the Ford Motor Company.

     16. "Ford SSIP" means the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees.

     17. "Ford Stock" means Common Stock of Ford Motor Company.

     18. "Highly Compensated Employee" means any Employee described in Code
Section 414(q) and prior to January 1, 1997, generally means an Employee who performed services for the Company during the "determination year" and is in one or more of the following groups:


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        (a) Employees who at any time during the "determination year" or a
   "look-back year" were "five percent owners" of the Company. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Company possessing more than five percent of the total combined voting power of all stock of the Company. In determining the percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

        (b) Employees who received Compensation during the "look-back year" from the Company in excess of $99,000.

        (c) Employees who received Compensation during the "look-back year" from the Company in excess of $66,000 and were in the "Top Paid Group of Employees" for the Plan Year. "Top Paid Group" means the top 20 percent of Employees who performed services for the Company during the applicable year, ranked according to the amount of Compensation received from the Company during the year. For the purpose of determining the number of active Employees in any year, Employees with less than six (6) months of service shall be excluded; however, those Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group.

        (d) Employees who during the "look-back year" were officers of the Company (as that term is defined within the meaning of the Regulations under Code Section 416) and received Compensation during the "look-back year" from the Company greater than 50 percent of the limit in effect under Code
   Section 415(b)(1)(A) for that Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees with less than six (6) months service shall be excluded, but those Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Company does not have at least one officer whose annual Compensation is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Company will be treated as a Highly Compensated Employee.

        (e) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."


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     For purposes of the determination of Highly Compensated Employees,
Compensation means compensation as defined in Subparagraph 4 of Paragraph XXXI, plus Tax-Efficient Savings Contributions. If a Member is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, then prior to January 1, 1997, family member aggregation rules apply. As used herein, family member shall mean with respect to any Member, the Member's spouse, lineal descendants and ascendants and their spouses, as provided under Code Section 414(q)(6)(B). However, in applying the $150,000 limit on compensation as adjusted for Plan years beginning after December 31, 1993, under Code Section 401(a)(17), family members shall include only the affected Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

     Additionally, the dollar threshold amounts specified in (b) and (c) above applicable for 1994 shall be adjusted at the time and in the manner as is provided under the Code and applicable regulations. In the case of an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

     In determining who is a Highly Compensated Employee, all Affiliates shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless the leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company.

     "Highly Compensated Former Employees" shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year." "Highly Compensated Former Employee" means a former employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of the separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or the year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's birthday), the Employee either received Compensation in excess of $50,000 or was a "five percent owner." For purposes of this paragraph, "determination year," Compensation and "five percent owner" shall be determined in accordance with the above provisions of this definition. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

     19. "Member" means (a) an Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Company, shall have filed a payroll deduction authorization or a Salary Reduction Agreement then outstanding


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under the Plan, or, in the case of an Employee of an Affiliated Corporation, shall have filed an undertaking then outstanding

under the Plan to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made to the Plan by a method the Committee may have designated, and (b) a person who has assets in an account under the Plan.

     20. "Participating Company" means the Company, and with the consent of the Company, Rouge Industries, Inc., and each Subsidiary of the Company or Subsidiary of Rouge Industries, Inc. that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" means a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company. "Subsidiary of Rouge Industries, Inc." means a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by Rouge Steel Industries, Inc.

     21. "Plan" means the savings plan described herein, which is designated a profit sharing plan pursuant to Code Section 401(a)(27)(B).

     22. "Plan Year" means a calendar year.

     23. "Profit Sharing Plan" means the Rouge Steel Company Profit Sharing Plan for Salaried Employees.

     24. "Profits" means profits, as defined in the Profit Sharing Plan, for a Quarterly Determination Period, to the extent that such profits are taken into account in determining the total profit share under the Profit Sharing Plan for such Quarterly Determination Period.

     25. "Quarterly Contribution Period" means any one of successive periods of three consecutive calendar months, the first of which shall begin with the month of May, during which the percentage for Company Matching Contributions shall be as provided in Subparagraph 1 of Paragraph V.

     26. "Quarterly Determination Period" means any one of successive periods of three consecutive calendar months, the first of which begins with the month of January. "Applicable Quarterly Determination Period" means the Quarterly Determination Period with respect to which Profits as a percent of Sales shall determine the percentage for Company Matching Contributions, pursuant to Subparagraph 1 of Paragraph V, for the next following Quarterly Contribution Period, as follows:



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                                  Shall determine the percentage
                                  for Company Matching
          Profits as a            Contributions, pursuant to
          percent of Sales              Subparagraph 1 of Paragraph V,
          for this Quarterly      for this next following
          Determination Period          Quarterly Contribution Period
          ----------------------  ------------------------------------

          January through March         May through July
          April through June       August through October
          July through September        November through January
          October through December February through April

     27. "Regular Savings Account" means an account of an Employee under the Plan to which are credited Regular Savings Contributions made by the Employee and earnings thereon.

     28. "Regular Savings Contributions" means (a) amounts contributed by an Employee to the Plan from his or her Salary as provided in Paragraph IV and (b) an Employee's regular savings contributions under the Ford SSIP for months prior to April 1991 if the Employee's regular savings account under the Ford SSIP shall have been transferred to this Plan.

     29. "Regular Savings Contribution Percentage" means the ratio (expressed as a percentage) of the sum of Employee Regular Savings and Company Matching Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the year. "Compensation" means, for purposes of this paragraph, compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Tax-Efficient Savings Contributions, but excludes amounts in excess of $150,000 as adjusted for Plan years beginning after December 31, 1993, in accordance with Code Section 401(a)(17), for the Plan Year. Prior to January 1, 1997, if a Member is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, family member aggregation rules shall apply. As used herein, family member shall mean with respect to any Member, the Member's spouse, lineal descendants and ascendants and their spouses, as provided under Code Section 414(q)(6)(B). However, in applying the limit to compensation, family members shall include only the affected Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.
The Regular Savings Contribution Percentage of a Highly Compensated Employee subject to the family member aggregation rules shall be the Regular
Savings Contribution Percentage for the family group (which shall be treated as one Highly Compensated Employee) determined by aggregating the Regular Savings Contributions, Company Matching Contributions and compensation of all eligible family members (including Highly Compensated Employees).

     The Regular Savings Contributions, Company Matching Contributions and the compensation of all family members shall be



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disregarded for purposes of determining the Regular Savings
Contributions Percentage for the non-Highly Compensated Employee group except to the extent taken into account under the above family member aggregation rules for determining the Regular Savings Contribution Percentage. If a Member is required to be aggregated with more than one family group in the Plan, all Members who are members of those family groups that include the Member are aggregated as one family group in accordance with the above family member aggregation rules for determining the Regular Savings Contribution Percentage.

     The determination of the Regular Savings Contribution Percentage and the treatment of Regular Savings Contributions shall satisfy other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     30. "Rollover Contribution" means an amount contributed by an Employee pursuant to Subparagraph 5 of Paragraph V.

     31. "Rouge Stock" means prior to 11:59 p.m., July 30, 1997, the Common Stock of Rouge Steel Company, and on and after 11:59 p.m., July 30, 1997, the Common Stock of Rouge Industries, Inc.

     32. "Salary" means the regular base salary to which an Employee of a Participating Company is entitled prior to giving effect to any Salary Reduction Agreement except that "Salary" shall not include any amount subject to a Salary Reduction Agreement to the extent the amount cannot be contributed to the Employee's account as a Tax-Efficient Savings Contribution because of the applicable limitation set forth in Paragraph XXXI. In the case of an Employee of an Affiliated Corporation who is eligible to make Regular Savings Contributions to the Plan, as provided in Paragraph II, "Salary" means the Employee's last salary at the Participating Company from which he is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift payment, cost-of-living allowance, or any other special remuneration. Salary in excess of $150,000, as adjusted for Plan years beginning after December 31, 1993, at the same time and in the same manner as permitted under Code Section 401(a)(17), shall be disregarded.

     33. "Salary Reduction Agreement" means (a) an agreement between an Employee and a Participating Company or its designee to have the Employee's Salary reduced by an amount specified by the Employee and to have an amount equal to the Salary reduction contributed by the Participating Company to the Plan on behalf of the Employee, pursuant to Code Section 401(k) and Subparagraph 2 of Paragraph V; provided, however, that the amount shall not exceed 15% of the Employee's Salary or a lesser amount as may be permitted under Subparagraph 3 of Paragraph V and (b) any such agreement in effect under the Ford SSIP as of March 31, 1991, on behalf of a Member of this Plan.



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     34. "Sales" means sales, as defined in the Profit Sharing Plan, for a
Quarterly Determination Period.

     35. "Tax-Efficient Savings Account" means an account of an Employee under the Plan to which are credited Tax-Efficient Savings Contributions made on behalf of the Employee, any Rollover Contribution made by the Employee and earnings on each.

     36. "Tax-Efficient Savings Contributions" means (a) amounts contributed by the Company to the Plan on behalf of an Employee, pursuant to a Salary Reduction Agreement, as provided in Subparagraph 2 of Paragraph V or pursuant to an election with respect to amounts from the Profit Sharing Plan and (b) amounts contributed by Ford or by the Company to the Ford SSIP for months prior to April 1991 pursuant to a Salary Reduction Agreement or election with respect to profit sharing amounts under the Ford SSIP on behalf of a Member whose tax-efficient savings account under the Ford SSIP shall have been transferred to this Plan.

     37. "Tax-Efficient Savings Contribution Percentage" means the ratio (expressed as a percentage) of Tax-Efficient Savings Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the year. "Compensation" means, for the purposes of this paragraph, compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Tax-Efficient Savings Contributions, but excludes amounts in excess of $150,000 as adjusted for Plan years beginning after December 31, 1993, in accordance with Code Section 401(a)(17) for the Plan Year. Prior to January 1, 1997, if a Member is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, family member aggregation rules apply. As used herein, family member shall mean with respect to any Member, the Member's spouse, lineal descendants and ascendants and their spouses, as provided under Code Section 414(q)(6)(B). However, in applying the limit to compensation, family members shall include only the affected Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. The Tax-Efficient Savings Contribution Percentage of a Highly Compensated Employee subject to the family member aggregation rules shall be the Tax-Efficient Savings Contribution Percentage for the family group (which shall be treated as one Highly Compensated Employee) determined by aggregating Tax-Efficient Savings Contributions and compensation of all eligible family members (including Highly Compensated Employees).

     The Tax-Efficient Savings Contributions and compensation of all family members shall be disregarded for purposes of determining the Tax-Efficient Savings Contributions Percentage of the non-Highly Compensated Employee group except to the extent taken into account under the above family member aggregation rules for determining the Tax-Efficient Savings Contribution Percentage. If a Member is required to be aggregated with more than one family

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group in a plan, all Members who are members of those family groups that include the Member are aggregated as one family group in accordance with the above family member aggregation rules for determining the Tax-Efficient Savings Contribution Percentage.

     The determination of the Tax-Efficient Savings Contribution Percentage and the treatment of Tax-Efficient Savings Contributions shall satisfy other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     38. "Tax-Efficient Savings Program" means the Plan provisions under which Tax-Efficient Savings Contributions and Rollover Contributions are made to, invested and held in, and withdrawn or distributed from, the Plan.

     39. "Trustee" means the trustee or trustees appointed by the Company under Paragraph XXI.

II.  ELIGIBILITY.

     1. Except as provided in Subparagraph 2 below, each Employee of a Participating Company shall be eligible for membership in, and to make Regular Savings Contributions, and to have Tax-Efficient Savings Contributions made, to the Plan if the Employee satisfies one of following:

        (a) The Employee shall have completed at least a one-year period of service, as defined under Paragraph VII.2(a). If the Employee has a period of severance, as defined at Paragraph VII.2(e), of at least one year before the Employee has completed a one-year period of service, the Employee must again satisfy the one-year period of service requirement based upon the Employee's reemployment commencement date.

        (b) The Employee is reemployed after a period of severance, if the Employee previously had become eligible under clause (a).

        The Company may in its discretion determine, in the event of the acquisition by a Participating Company or Affiliated Corporation (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of the other corporation shall be included in ascertaining whether he has had the service as required under clause (a) or (b) above for eligibility, provided that he or she shall have become an Employee in connection with the acquisition.

        An Employee of a Participating Company who shall have been granted a leave of absence to become an Employee of an Affiliated Corporation and who becomes an Employee of the Affiliated Corporation shall be eligible for membership in, and to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made to, the Plan while he is on the leave of absence and is so employed, provided that (i) he shall have the




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service as required under clause (a) or (b) above for eligibility, including service with the Affiliated Corporation, (ii) he shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Corporation qualifying for exemption from taxation under Code Sections 401(a) and 501(a) or any other applicable section of the Federal tax laws, as at the time in effect, and (iii) his or her eligibility, under the provisions of this sentence, to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made while an Employee of the Affiliated Corporation shall terminate at the end of the two-year period commencing with the date his or her leave of absence commences, or at the termination of his or her leave of absence, or upon the date the Affiliated Corporation becomes a Participating Company, whichever first shall occur.

     2. An Employee shall not be eligible to make Regular Savings Contributions or a Rollover Contribution or to have Tax-Efficient Savings Contributions made if the Employee meets the conditions of either clause (a) or (b) below.

        (a) The Employee shall be within a collective bargaining unit for which a labor organization is recognized as collective bargaining agent by any Participating Company, except that, upon approval of the Company, the foregoing provisions of this Subparagraph shall not affect the eligibility of the Employee to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made to the Plan with respect to any Plan Year, if, prior to the first day of the Plan Year, the Participating Company shall have requested and received from the labor organization a waiver, in terms acceptable to the Participating Company, of all rights of and claims of right by the labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel the Participating Company to do so, but only so long as the waiver shall remain in effect.

        (b) The Employee is a "Leased Employee." Effective on and after February 1, 1995, for purposes of the Plan, a "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, which services are of a type historically performed by employees in the business field of the recipient employer; provided, however, that if the Internal Revenue Service issues any change in regulations governing the definition of leased employee, the term "Leased Employee" shall, as of the effective date of such change, be defined in accordance with such regulations. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     3. Notwithstanding any of the preceding provisions of this Subparagraph, an Employee shall be eligible for membership in and to have Tax-Efficient Savings Contributions made to, the Plan if the Employee shall have attained eligibility under the Plan as of the end of the 1994 Plan Year prior to the amendment and restatement of the Plan effective as of February 1, 1995.

III. MEMBERSHIP.

     Membership of any Employee in the Plan shall be entirely voluntary. An eligible Employee may elect membership in the Plan (1) prior to October 1, 1996, as of the first day of any month with respect to Regular Savings Contributions or the Tax-Efficient Savings Program by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that date a notice of election to participate and, in the case of an Employee of a Participating Company, a payroll deduction authorization or a Salary Reduction Agreement hereunder, or in the case of an Employee of an Affiliated Corporation, an undertaking to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made to the Plan by a method as the Committee may have designated; and (2) on and after October 1, 1996, as of the first day of any pay period with respect to Regular Savings Contributions or Tax-Efficient Savings Contributions by electing to the Committee or its delegate on such day as the Committee from time to time may determine (but prior to the first day of such pay period) to participate (in the form designated by the Committee) and, in the case of an Employee of a Participating Company, a payroll deduction authorization or a Salary Reduction Agreement hereunder, or in the case of an Employee of an Affiliated Corporation, an undertaking to make Regular Savings Contributions or to have Tax-Efficient Savings Contributions made to the Plan by a method as the Committee may have designated.

     Notwithstanding the preceding paragraph, an Employee shall automatically have become a Member of this Plan on April 1, 1991, through transfer of his or her accounts under the Ford SSIP, including any loan subaccounts and related promissory notes, to this Plan.

     A newly hired Employee of a Participating Company may elect membership in the Plan prior to the date on which the Employee would otherwise become eligible for membership in the Plan for the limited purpose of making a Rollover Contribution to the Plan as hereinafter provided.


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IV. EMPLOYEE REGULAR SAVINGS CONTRIBUTIONS.

     Each eligible Employee may make Regular Savings Contributions to the Plan from his or her Salary for each pay period by payroll deductions in an amount the Employee may authorize not to exceed 10% of the Employee's Salary and to be in a full percentage amount of Salary, the amount to be rounded down to the nearest full dollar.

     Each eligible Employee also may elect to make regular savings adjustment contributions to the Plan from the Employee's Salary for each pay period by payroll deductions in an amount necessary for continuation of monthly Company Matching Contributions related to Tax-Efficient Savings Contributions, as hereinafter provided, in the event that the Employee's Tax-Efficient Savings Contributions for any year exceed $9,240 as adjusted annually after 1994, in accordance with Code Section 402(g) (subject to reduction as provided under Subparagraph 3(b) of Paragraph V for a Member who has received a hardship withdrawal under Paragraph XV or under the Ford SSIP).

     Notwithstanding the preceding two paragraphs, a Member who has received a hardship distribution pursuant to Paragraph XV or who has made a withdrawal under this Plan with respect to which Subparagraph 3 of Paragraph XIV shall apply, shall not be permitted to make Regular Savings Contributions for a 12-month period following the effective date of the distribution or withdrawal.

     The total amount of Regular Savings Contributions for any year by any Employee who is a Highly Compensated Employee aggregated with Company Matching Contributions for the year for the Employee shall also be limited as determined in accordance with Subparagraph 3 of Paragraph V.

     The payroll deduction for Regular Savings Contributions authorized by an Employee may be increased, decreased, or stopped by him or her (1) prior to October 1, 1996, as of the first day of any month by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the preceding month a notice of the change; and (2) on and after October 1, 1996, as of the first day of the first pay period following notice to the Committee or its delegate of change on or before such day as the Committee shall determine and in a method determined by the Committee or its delegate. If an Employee shall become ineligible to make Regular Savings Contributions to the Plan, his or her payroll deduction authorization shall terminate forthwith. If the payroll deduction authorization of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan, (3) prior to October 1, 1996, as of the first day of any month by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the preceding month




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



a payroll deduction authorization hereunder; and (4) on and after October 1, 1996, as of the first day of the first pay period following delivery to the Committee or its delegate of a payroll deduction authorization on or before such day as the Committee shall determine in a method determined by the Committee or its delegate.

     An Employee shall not be entitled to make Regular Savings Contributions to the Plan, and no deduction shall be made pursuant to his or her payroll deduction authorization, in or for any period in which he is not receiving a Salary.

     A payroll deduction authorization for purposes of the Plan shall include any such authorization in effect under the Ford SSIP as of March 31, 1991, on behalf of a Member of this Plan.

     The Committee may require Employees of an Affiliated Corporation who elect to make Regular Savings Contributions to the Plan to contribute by payroll deductions or by any other method the Committee may designate. If the Committee shall designate a method other than payroll deductions, the Committee shall adopt rules applying, as nearly as practicable, to that method of making Regular Savings Contributions the provisions of this Paragraph IV relating to payroll deductions.

V. OTHER CONTRIBUTIONS.

     1. Company Matching Contributions.

     Except as may be hereinafter provided, a Company Matching Contribution will be made to the Plan (a) prior to October 1, 1996 for each month an amount equal to a percentage, as hereinafter provided, of the aggregate of the amount of Employee Regular Savings Contributions and Tax-Efficient Savings Contributions (but excluding any Profit Sharing Plan or Rollover Contributions,) and (b) on and after October 1, 1996, for each pay period, an amount equal to a percentage, as hereinafter provided, of the aggregate amount of Employee Regular Savings Contributions and Tax-Efficient Savings Contributions (but excluding any Profit Sharing Plan Contributions or rollover contributions). For each pay period beginning in a month in a Quarterly Contribution Period, the Company's contribution percentage shall be as determined by Profits as a percent of Sales for the Applicable Quarterly Determination Period for such Quarterly Contribution Period in accordance with the following table:

         If Profits as a
         percent of Sales for       The percentage to be used for
         the Applicable Quarterly each month in the Quarterly
         Determination Period       Contribution Period shall be
         -------------------------  -----------------------------------

         Do not exceed 2.3 percent         0 percent

         Exceed 2.3 percent but
         do not exceed 4.6 percent         25 percent

         Exceed 4.6 percent but
         do not exceed 6.9 percent         50 percent

         Exceed 6.9 percent but
         do not exceed 9.2 percent         75 percent

         Exceed 9.2 percent                100 percent

Provided, however, that for purposes of this Subparagraph 1, any portion of the aggregate of an Employee's Regular Savings Contributions and Tax-Efficient Savings Contributions that exceeds 10% of the Employee's Salary shall not be taken into account (or, if a Participating Company so elects, any portion that exceeds 5% of the Salary of an Employee of the Participating Company shall not be taken into account).

     The total amount of Company Matching Contributions for any year for any Employee who is a Highly Compensated Employee aggregated with Regular Savings Contributions by the Employee for the year shall also be limited as determined in accordance with Subparagraph 3 of this Paragraph V.

     If the Internal Revenue Service determines with respect to the Plan's initial qualification that the trust fund does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust fund is an exempt trust, the Company's Matching Contributions made to the Plan on or after the date on which the determination or refusal is applicable shall be returned to the Company without interest within one year of the determination or refusal, provided the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the plan was adopted, or such later date as the Secretary of the Treasury may prescribe. If all or part of the Company's deductions under Code Section 404 for Company Matching Contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which the disallowance applies shall be returned without interest within one year of the disallowance. The Company or Participating Company may recover, without interest, the contributions to the Plan made on account of a mistake in fact, provided that the recovery is made within one year after the date of the contribution. Any recovery of contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the contributions and with earnings thereon.

     2. Tax-Efficient Savings Contributions.

        Each eligible Employee, by electing with the Company to enter into a Salary Reduction Agreement in such form and manner prescribed by the Committee, may elect to have contributed to the Plan on the Employee's behalf for each pay period, beginning (a) prior to October 1, 1996, with the first day of the first month following the filing of the agreement, on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that day, and (b) on and after October 1, 1996, as of the first day of the first pay period following such agreement provided it is entered into on or before such day as the Committee shall determine, a Tax-Efficient Savings Contribution in an amount the Employee may authorize not in excess of 15% of the Employee's Salary for the pay period. The Salary Reduction Agreement shall specify that those contributions are to be made in a full percentage amount of Salary, the amounts to be rounded down to the nearest full dollar.

        Subject to the foregoing provisions of this Subparagraph 2, the rate of Tax-Efficient Savings Contributions with respect to Salary of an Employee may be increased, decreased or stopped by the Employee only (a) prior to October 1, 1996, as of the first day of any month by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that date a notice of the change, and (b) on and after October 1, 1996, as of the first day of the first pay period following delivery to the Committee or its delegate of notice of the change on or before such day as the Committee shall determine. If an Employee shall become ineligible to make Regular Savings Contributions to the Plan, his or her Salary Reduction Agreement shall terminate forthwith. If the Salary Reduction Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Tax-Efficient Savings Contributions to the Plan, (a) prior to October 1, 1996, as of the first day of any month by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that date a Salary Reduction Agreement hereunder, and (b) on and after October 1, 1996, as of the first day of the first pay period following filing with the Committee or its delegate a Salary Reduction Agreement on or before such day as the Committee shall determine.

        A Member who has received a hardship distribution pursuant to Paragraph XV, or who has made a withdrawal under this Plan with respect to which Subparagraph 3 of Paragraph XIV shall apply, shall not be permitted to make Tax-Efficient Savings Contributions for a 12-month period following the date of receipt of the hardship distribution or withdrawal.

        The Company shall contribute to the Plan, prior to October 1, 1996 each month an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of Employees pursuant to the elections of those Employees under Salary Reduction Agreements with respect to the month; and, on and after October 1, 1996 within a reasonable time after each applicable pay period an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of Employees pursuant to the elections of those Employees under Salary Reduction Agreements with respect to the pay period.

        In addition, and subject to procedures that the Committee from time to time may prescribe, each eligible Employee may elect to have contributed to the Plan on the Employee's behalf, as Tax-Efficient Savings Contributions, amounts from the Profit Sharing Plan that would otherwise be distributed directly to the Employee; provided, however, that for purposes of this provision an Employee shall not be eligible unless the Employee is enrolled on the active employment rolls of a Participating Company or an Affiliated Corporation, or is on short-term disability leave from a Participating Company or an Affiliated Corporation, at the date of making the election.

        The total amount of Tax-Efficient Savings Contributions allowable for any Employee for any calendar year shall not exceed $9,240, adjusted after 1994 in accordance with Code Section 402(g)(5), (subject to reduction, as provided under Subparagraph 3(b) of this Paragraph for a Member who has received a hardship withdrawal pursuant to Paragraph XV) and for an Employee who is a Highly Compensated Employee for the year, shall also be limited as provided under Subparagraph 3, below.

     3. Limitations on Regular Savings and Company Matching Contributions and on Tax-Efficient Savings Contributions.

        (a) The Regular Savings Contribution Percentage and the Tax-Efficient Savings Contribution Percentage for any eligible Employee who is a Highly Compensated Employee for the year shall be limited to the extent required under the following tables:

               REGULAR SAVINGS CONTRIBUTION PERCENTAGE LIMITATION



If the Average
Regular Savings                 The allowable Average
Contribution Percentage         Regular Savings
of eligible Employees           Contribution Percentage for
who are not Highly              eligible Employees who are
Compensated Employees           Highly Compensated Employees
for the year is:                shall not exceed:
------------------------------  ------------------------------------------------

    (i)   2% or less            (i)   2.0 multiplied by the Average
                                      Regular Savings Contribution Percentage
                                      for eligible Employees who are not Highly
                                      Compensated Employees.

    (ii)  over 2 % but not      (ii)  2.0 percentage points
                                      added to the Average Regular Savings
          more than 8%                Contribution Percentage for eligible
                                      Employees who are not Highly Compensated
                                      Employees.


    (iii)    more than 8%       (iii) 1.25 multiplied by the Average
                                      Regular Savings Contribution Percentage
                                      for eligible Employees who are not
                                      Highly Compensated Employees.

or, in any case, a lesser amount as provided by Treasury Regulation
Section 1.401(m)-2, which is hereby incorporated by reference, to prevent the multiple use of parts (i) or (ii) of this limitation with respect to any Highly Compensated Employee.

            TAX-EFFICIENT SAVINGS CONTRIBUTION PERCENTAGE LIMITATION


    If the Average
    Tax-Efficient Savings                The allowable Average
    Contribution Percentage              Tax-Efficient Savings
    of eligible Employees                Contribution Percentage for
    who are not Highly                   eligible Employees who are
    Compensated Employees                Highly Compensated Employees
    for the year is:                     shall not exceed:
    -----------------------------  ----  --------------------------------

    (i)    2% or less                     (i)  2.0 multiplied by the Average
                                               Tax-Efficient Savings
                                               Contribution Percentage for
                                               eligible Employees who are not
                                               Highly Compensated Employees.

    (ii)   over 2% but not                (ii) 2.0 percentage points
                                               added to the Average
           more than 8%                        Tax-Efficient Savings
                                               Contribution Percentage  for
                                               eligible Employees who are  not
                                               Highly Compensated Employees.

    (iii)  more than 8 %                 (iii) 1.25 multiplied by the
                                               Average Tax-Efficient  Savings
                                               Contribution Percentage for
                                               eligible Employees who are not
                                               Highly Compensated Employees.

   or, in any case, a lesser amount as provided by Treasury Regulation 1.401(m)-2, which is hereby incorporated by reference, to prevent the multiple use of parts (i) or (ii) of this limitation with respect to any Highly Compensated Employee.

        The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable Regular Savings and Company Matching Contributions, and Tax-Efficient Savings Contributions, respectively, for the year with respect to any or all eligible Highly Compensated Employees. Any such reductions by the Committee shall be made in such manner as the Committee from time to time may prescribe.

        (b) A Member who has received a hardship withdrawal pursuant to Paragraph XV shall not be permitted to make Regular Savings Contributions or Tax-Efficient Savings Contributions for his or her taxable year immediately following the taxable year of the hardship distribution in excess of the $9,240 limit (as adjusted annually after 1994 in accordance with Code
   Section 402(g)(5)) for that year less the amount of that Member's Regular Savings Contributions or Tax-Efficient Savings Contributions for the taxable year of the hardship distribution.

     4. Return of Tax-Efficient Savings, Regular Savings and Company Matching Contributions in Excess of Limitations.

        (a) A Member's Tax-Efficient Savings Contributions and similar contributions (as defined in Code Section 402(g)(3)) cumulatively may not exceed, in any calendar year, $9,240 (as adjusted annually after 1994 in accordance with Code Section 402(g)(5)). A Member shall not be permitted to make such contributions to this Plan or any other plan of a Participating Company or Affiliate in excess of that limit. Subject to regulations as the Committee from time to time may prescribe, a Member whose contributions to this Plan, another plan of a Participating Company and any other plan, including a plan of an employer which is unrelated to a Participating Company, in the aggregate exceeds that limit may request and receive the return of any excess Tax-Efficient Savings Contributions made to this Plan for that year and earnings thereon by submitting a request for return of the excess in this Plan to the Committee in a form as shall be acceptable to the Committee. The amounts shall be returned to the Member no later than April 15 of the following year to Members who submit the requests to the Committee no later than the immediately preceding March 1. A return of excess Tax-Efficient Contributions under this clause shall include income and gains and losses allocable thereto. The amount of a corrective distribution pursuant to this clause (a), excluding allocable income and gains and losses, for a taxable year may not exceed the Member's Tax-Efficient Contributions under the Plan for that taxable year. Any distribution to a Member under this clause on or before the last day of the Member's taxable year shall satisfy each of the following conditions: (i) the Member shall have designated the distribution as being excess Tax-Efficient Contributions, (ii) the distribution must be made after the date on which the Plan received the excess Tax-Efficient Contributions, and (iii) the Plan shall designate the distribution as a distribution of excess Tax-Efficient Contributions.

        (b) In the event that the Average Tax-Efficient Savings Contribution Percentage for the Highly Compensated Employee group does not satisfy the applicable test in Subparagraph 3 above, the Committee shall adjust excess Tax-Efficient

   Savings Contributions as set forth below or in another manner as shall satisfy the requirements of the Secretary of the Treasury pursuant to the Code:

              (i) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee having the highest Tax-Efficient Savings Contribution Percentage shall have his or her portion of the excess Tax-Efficient Savings Contributions distributed to him or her until either the applicable allowable Average Tax-Efficient Savings Contribution Percentage test set forth in Subparagraph 3 above is met or until that Highly Compensated Employee's Tax-Efficient Savings Contribution Percentage equals the Tax-Efficient Savings Contribution Percentage of the next highest Highly Compensated Employee. If, after the distribution set forth in the prior sentence, the applicable Average Tax-Efficient Savings Contribution Percentage test is still not met, then the aforementioned two Highly Compensated Employees shall have distributed to them the portions of their excess Tax-Efficient Savings Contributions as are necessary either to meet the applicable allowable Average Tax-Efficient Savings Contribution Percentage test or until the Highly Compensated Employees' Tax-Efficient Savings Contribution Percentages equal the Tax-Efficient Savings Contribution Percentage of the next highest Highly Compensated Employee. The procedures described in the prior two sentences shall be repeated until the applicable allowable Average Tax-Efficient Savings Contribution Percentage test is met. In determining the amount of excess Tax-Efficient Savings Contributions to be distributed with respect to an affected Highly Compensated Employee as determined herein, the amounts shall be reduced by any excess Tax-Efficient Savings Contributions previously distributed to the affected Highly Compensated Employee for his or her taxable year ending with or within that Plan Year.

              (ii) The distribution of excess Tax-Efficient Savings Contributions shall be accompanied by a pro rata share of the income thereon determined as provided by Regulations under Code Section 401(k).

              (iii) The distribution shall be designated by the Company as a distribution of excess Tax-Efficient Savings Contributions and income.

              (iv) Any distribution of Tax-Efficient Savings Contributions under this clause will also be effective for purposes of determining the amount of Company Matching Contributions to be made on behalf of the affected Employee.

              (v) The determination and correction of excess Tax-Efficient Savings Contributions of a Highly Compensated Employee whose Tax-Efficient Savings Contribution Percentage is determined under the family aggregation rules described herein shall be accomplished by reducing the Tax-Efficient Savings Contribution Percentage as required and the excess Tax-Efficient Savings Contributions for the family unit shall be allocated among the family members in proportion to the Tax-Efficient Savings Contributions of each family member that were combined to determine the group Tax-Efficient Savings Contribution Percentage.

        (c) In the event that the Average Regular Savings Contribution Percentage for the Highly Compensated Employee group does not satisfy the applicable test in Subparagraph 3 of this Paragraph, the Committee shall adjust excess Regular Savings Contributions and Company Matching Contributions as set forth below or in another manner as shall satisfy the requirements of the Secretary of the Treasury pursuant to the Code:

              (i) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee having the highest Regular Savings Contribution Percentage shall have his or her portion of excess Regular Savings Contributions distributed to him or her, or excess Company Matching Contributions forfeited, until either the applicable allowable Average Regular Savings Contribution Percentage test set forth in Subparagraph 3 of this Paragraph is met or until that Highly Compensated Employee's Regular Savings Contribution Percentage equals the Regular Savings Contribution Percentage of the next highest Highly Compensated Employee. If, after the distribution or forfeiture set forth in the prior sentence, the applicable allowable Average Regular Savings Contribution Percentage test is still not met, then the aforementioned two Highly Compensated Employees shall have the portions of their excess Regular Savings Contributions distributed to them, or excess Company Matching Contributions forfeited, as are necessary either to meet the applicable allowable Average Regular Savings Contribution Percentage test or until the Highly Compensated Employees' Regular Savings Contribution Percentages equal the Regular Savings Contribution Percentage of the next highest Highly Compensated Employee. The procedures described in the prior two sentences shall be repeated until the applicable allowable Average Regular Savings Contribution Percentage test is met. In determining the amount of excess Regular Savings Contributions to be distributed of Company Matching Contributions to be forfeited with respect to an affected Highly Compensated Employee as determined herein, the amounts shall be reduced by any excess
         Regular Savings Contributions previously distributed to or Company Matching Contributions previously forfeited by the affected Highly Compensated Employee for his or her taxable year ending with or within that Plan Year.

              (ii) The adjustments required under (i) above shall be made first by distributions of excess Regular Savings Contributions and then by forfeiture of excess Company Matching Contributions.

              (iii) The distribution of excess Regular Savings Contributions shall be designated by the Company as a distribution of excess Regular Savings Contributions. Forfeitures of excess Company Matching Contributions shall be treated in accordance with Paragraph XXII; however, no such forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Clause.

              (iv) The distribution of excess Regular Savings Contributions or forfeiture of Company Matching Contributions shall be accompanied by a pro rata share of the income thereon determined as provided by Regulations under Code Section 401(m).

              (v) Excess Company Matching Contributions forfeited under this clause shall continue to be treated as Company contributions for purposes of Code Sections 404 and 415 following the forfeiture.

              (vi) The determination and correction of excess Regular Savings Contributions or Company Matching Contributions of a Highly Compensated Employee whose Regular Savings Contribution Percentage is determined under the family aggregation rules described herein shall be accomplished by reducing the Regular Savings Contribution Percentage as required and the excess Regular Savings Contributions and Company Matching Contributions for the family unit shall be allocated among the family members in proportion to the Regular Savings Contributions and Company Matching Contributions of each family member that were combined to determine the group Regular Savings Contribution Percentage.

         (d) The Regular Savings Contribution Percentage or Tax-Efficient Savings Contribution Percentage for any eligible Employee who is a Highly Compensated Employee for the year and who is eligible to have Regular Savings Contributions or Tax-Efficient Savings Contributions allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be
                                     -22-
   determined as if all those contributions were made under a single plan.

        (e) Effective on and after February 1, 1995, in the event that this Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section shall be applied by determining the Regular Savings Contribution Percentage or Tax-Efficient Savings Contribution Percentage, as applicable, of employees as if all such plans were a single plan; provided, Plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

     5. Rollover Contributions.

     An Employee of a Participating Company may make a Rollover Contribution, in an amount and form as permitted under Code Section 402 and qualifying as an eligible rollover distribution transferred in a direct rollover to this Plan by another qualified plan or as an amount received by an Employee from another qualified plan transferred by the Employee to this Plan within 60 days following receipt thereof, in any event provided such transferring plan is a plan qualifying under Code Section 401(a) maintained by his or her immediately preceding former employer and provided that the Rollover Contribution does not jeopardize the Tax-exempt status of the Plan and Trust or create adverse tax consequences for the Company. Rollover Contributions shall be fully vested and invested in accordance with the provisions of Paragraph VIII as the Employee shall elect.

VI. MEMBER'S ACCOUNT IN TRUST FUND.

     At such times as the Trustee shall require in connection with the Trustee's purchases of Rouge Stock or Ford Stock pursuant to the provisions of Paragraph XXII, but (i) prior to October 1, 1996, not later than 30 days after the last day of each month, the Company shall pay to the Trustee (a) the Regular Savings Contributions for that month, (b) the Company Matching Contributions for that month less any amount then to be applied to reduce Company Matching Contributions pursuant to Paragraph XXIII, (c) the Tax-Efficient Savings Contributions for that month, and (d) the amounts of payments by Members with respect to loans and interest thereon pursuant to Subparagraph 5 of Paragraph XIII, and (ii) on and after October 1, 1996 the Company shall pay to the Trustee, as soon as practicable following the respective pay period (a) the Regular Savings Contributions less any amounts then to be applied under Paragraph XXIII, (b) the Company Matching Contributions for that pay period, less any amount then to be applied to reduce Company Matching Contributions pursuant to Paragraph XXIII, (c) the Tax-Efficient Savings contributions, and (d) the amounts of payments by Members with respect to loans and interest thereon pursuant to subparagraph 5 of Paragraph XIII; provided, however, that Employee Regular Savings Contributions, Tax-Efficient Savings Contributions and loan and interest payments to be invested in specific assets, specific funds or other investments permitted under the Plan other than investments in Rouge Stock or Ford Stock shall be paid to the Trustee (iii) prior to October 1, 1996 on or as soon as practicable after the last day of the applicable month; and (iv) on and after October 1, 1996 as soon as practicable after the applicable pay period. Upon receipt of those payments by the Trustee, the aggregate amount of those payments (and earnings thereon, as from time to time received by the Trustee) together with any Rollover Contributions shall be credited to the respective accounts of the Members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan. Amounts credited to a Member's Company Matching Contributions Account for a month or payroll period, as applicable, shall be credited first to any Tax-Efficient Savings Contributions as shall have been made for the Member and then, to the extent that the amount so credited does not equal the total amount to be credited to the Member's Company Matching Contributions Account, the remainder shall be credited to the Member's Regular Savings Contributions as shall have been made by the Member. A Member shall not have any interest or right in, or power over, Company Matching Contributions or earnings thereon, whether or not credited to his or her account, except as provided in the Plan.

VII. VESTING.

     1. A Member shall be fully vested in the amount credited to the Member's Regular Savings Account and Tax-Efficient Savings Account and no portion thereof shall be subject to forfeiture for any reason whatsoever.

     2. Except as provided in this or the following Subparagraph, a Member shall have no vested interest in any amount credited to the Member's Company Matching Contributions Account. Upon a Member's completion of a four-year period of service, determined as hereafter provided in this Subparagraph, or the Member's reaching age 65, if earlier, the amount credited to the Member's Company Matching Contributions Account shall be fully vested and no portion thereof shall be subject to forfeiture for any reason whatsoever.

        (a) A Member shall be credited with a one-year period of service for each anniversary following the Member's initial employment commencement date until the Member has a severance from service date. The employment commencement date is the date on which the Employee first performs an hour of service, with one or more of the following: a Participating Company or an Affiliated Corporation. The severance from service date is the earlier of (i) the date the Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) or, if later, the date upon which an Employee ceases accruing service under a specific policy of the Company, following an absence from service with a Participating Company or an Affiliated Corporation for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

        (b) For purposes of clause (a) above, an hour of service means: (i) an hour for which a Member is directly or indirectly compensated or entitled to compensation from the Company for the performance of duties as an employee,
   (ii) an hour for which a Member is directly or indirectly compensated or entitled to compensation from the Company as an Employee (irrespective of whether the employment relationship has terminated) for reasons, other than performance of duties as in the case of layoff, release-continued disability after expiration of medical leave of absence or medical, maternity, adoption or personal leave of absence (excluding educational and public office leave of absence), and (iii) an hour for which back pay is awarded by the Company.

        (c) Periods of service for an Employee who shall have nonsuccessive periods of service must be aggregated so that 365 days of service shall equal a whole year period of service.

        (d) If an Employee severs from service by reason of quit, discharge or retirement and the employee then performs an hour of service within 12 months of the severance from service date, the period of severance shall be counted as a period of service.

        If an Employee severs from service by reason of quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an hour of service within 12 months of the date on which the employee was first absent from service, the period of severance shall be counted as a period of service.

        (e) For purposes of this Paragraph, an Employee shall incur a one-year period of severance on the first anniversary following the Employee's severance from service date if the Employee did not complete any hour of service following the severance from service. Notwithstanding 2(a)(ii) of this Paragraph, an Employee who is absent from service beyond the first anniversary of the first date of absence by reason of maternity or paternity absence shall incur a severance from service date only upon the second anniversary of the first date of the absence. The period between the first and the second anniversaries of the first date of absence from work is neither a period of service nor a period of severance.

        An Employee shall incur a Plan break-in-service after five consecutive one-year periods of severance. If a former Member incurs a Plan break-in-service, and later returns to employment with the Company or an Affiliate, his or her years of periods of service as of the date he or she ceased to be an Employee in connection with the break-in-service shall be disregarded in determining his or her years of service for vesting purposes.

        Once a person shall have qualified under this Subparagraph 2 for full vesting in his or her Company Matching Contributions Account, the person shall not thereafter for any reason whatsoever be subject to loss or forfeiture of his or her right to full vesting. Any such person who terminates employment or ceases to be a Member while in employment, upon becoming a Member following a later return to employment or upon resuming membership, shall automatically qualify for immediate full vesting in his or her Company Matching Contributions Account.

     3. Notwithstanding any provisions of Subparagraph 2 above to the contrary,
(a) amounts credited to a Member's Company Matching Contributions Account that are attributable to company matching contributions made for years before 1990 (applicable to a Member whose accounts under the Ford SSIP shall have been transferred to this Plan pursuant to Paragraph III) shall be fully vested, and
(b) on and after March 1, 1996, amounts credited to the Company Matching Contribution Account of a terminated Member immediately accepting employment with an unrelated company as part of the sourcing of a Company activity or operation pursuant to a written sourcing agreement with such unrelated company, as contemplated in the Rouge Steel Company Directive "Salaried Personnel Matters Affected By Changes In Corporate Structure," as amended from time to time, upon such subsequent employment shall be fully vested.

     4. Notwithstanding Subparagraph 2 above, including the incorporation of the elapsed time, period of service, method for determination of a Member's vested service, a Member's service for vesting purposes shall not be less than the Member's vested level attained under the Plan as of the end of the 1994 Plan Year, prior to the amendment and restatement of the Plan effective February 1, 1995. A Member's years of service for purposes of this Subparagraph shall include the Member's years of service and years of service with (i) a participating company, or a subsidiary or affiliate thereof, under the Ford SSIP for years before January 1, 1990, and (ii) an Affiliate.

     5. A Member who has at least three years of service for vesting purposes under the Plan as of the end of the 1994 Plan Year, prior to the amendment and restatement of the Plan effective February 1, 1995, shall be credited with vesting years of service as determined using the method for crediting vesting service under the Plan before February 1, 1995, or period of service as provided under this Paragraph, whichever provides the Member with the greatest vesting service.

VIII. MEMBER'S ELECTION AS TO INVESTMENT OF FUNDS.

     Subject to the restrictions provided under this Paragraph, the Committee in its sole discretion, may determine from time to time the specific assets, specific funds or other investments that shall be permitted for the investment of contributions under the Plan. Included under this Committee power is the right to add to, delete from, or substitute for, specific assets, specific funds or other investments that are then currently permitted for investment of contributions under the Plan, except that the Committee may not delete the Rouge Stock investment which is a power exercisable only by the Board of Directors of the Company or to another party as the Board may delegate.

     1. A Member's Regular Savings Contributions, Tax-Efficient Savings Contributions or Rollover Contribution each shall be invested in one of the following ways as the Member shall elect with respect to each:

     (a) 100 percent in Rouge Stock, or any other specific assets, specific funds or other permitted investments under the Plan; or

     (b) Any combination of Rouge Stock, or any other specific assets, specific funds or other permitted investments, in whole percentage multiples as the Committee shall determine from time to time.

     A Member's initial investment election for Regular Savings Contributions or for Tax-Efficient Savings Contributions with respect to Salary shall be stated in his or her statement of election to participate or Salary Reduction Agreement, respectively. Each initial investment election shall remain in effect until changed by the Member, and prior to October 1, 1996, may be changed effective the first day of any month in respect of Regular Savings Contributions and Tax-Efficient Savings Contributions made thereafter by delivering a notice to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the preceding month, and on and after October 1, 1996, may be changed by the Member in accordance with procedures as the Committee may from time to time prescribe.

     Each investment election stated in a Member's election to have quarterly profit sharing amounts that would otherwise be distributed directly to the Member contributed to the Plan as Tax-Efficient Savings Contributions shall remain in effect for all subsequent profit sharing amounts (as defined in the Profit Sharing Plan) except as the investment election may be changed by the Member in accordance with procedures as the Committee from time to time may prescribe.

     A Member's Company Matching Contributions initially shall be invested in Rouge Stock.

IX.  TRANSFER OF ASSETS.

     Subject to the restrictions provided under this Paragraph, a Member may elect, at such times, in the manner, and to the extent as the Committee from time to time may determine, to have all or a portion of the amount in the Member's Regular Savings Account, Tax-Efficient Savings Account, or Company Matching Contributions Account, invested other than as Regular Savings Contributions, Tax-Efficient Savings Contributions, Company Matching Contributions or Rollover Contributions may be invested pursuant to Paragraph VIII.

     1. A Member may not transfer amounts in his or her Company Matching Contributions Account that shall not have vested.

     2. During the two Plan Years immediately following the year for which Company Matching Contributions are made, a Member, except for a Member who has terminated employment after his or her Company Matching Contributions Account has fully vested pursuant to Subparagraphs 2 or 3 of Paragraph VII, may not transfer amounts in his or her Company Matching Contributions Account that shall have vested but are attributable to those contributions.

     3. All transfer elections shall be subject to any other procedures or restrictions the Committee may adopt, including, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

X.   INVESTMENT OF DIVIDENDS, INTEREST, ETC.

     Subject to the restrictions provided under this Paragraph, the Committee from time to time may determine the manner and the extent of the investment of cash dividends and the cash proceeds of any other distribution in respect of specific assets, specific funds or other investments that shall be permitted for the investment of contributions under the Plan.

     1. Cash dividends and the cash proceeds of any other distribution received on Rouge Stock shall be invested in Rouge Stock.

XI.  DISTRIBUTION UPON ATTAINMENT OF AGE 70-1/2.

     Notwithstanding any other provision in the Plan, in the case of a Member who has attained age seventy and one-half (70-1/2) and who has not terminated employment, distribution of the amounts in the Member's accounts shall begin not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2) and shall be made over a period of 15 years; upon termination of the Member's employment, the assets remaining in the Member's accounts shall be distributed. Effective on and after February 1, 1995, the distribution shall be made in accordance with Code Section 401(a)(9) and regulations prescribed by the Secretary of the Treasury and subject to any requirements the Committee may adopt.

XII. DISTRIBUTION OF ASSETS AT OR AFTER TERMINATION OF EMPLOYMENT.

     Except as otherwise provided in Paragraphs XI, XIII, XIV, and XV, distribution of all assets in a Member's accounts shall be governed by the following provisions. After a Member's termination of employment, the amounts in his or her accounts shall be distributed as follows:

     1. Termination of Employment. In the case of a Member's termination of employment for any reason (whether voluntary or by discharge with or without cause), the amounts in the Member's Regular Savings Account, Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested pursuant to Paragraph VII, shall be delivered to the Member as soon as practicable after the earlier of

        (a) receipt by the Company of a request for distribution made by the Member at or after termination of employment, or

        (b) the end of the year in which the Member attains age 65 or the date on which the Member attains age 70 if the Member shall have so elected or, if later, the date of termination of employment of the Member.

        Unless the Member otherwise elects as provided under (b) above, distribution shall be made no later than the 60th day after the later of the close of the year in which the Member attains age 65 or terminates employment.

        In the event of termination of employment by death or death after other termination of employment and prior to distribution pursuant to (a) or (b) above, distribution of the amounts in the Member's Regular Savings Account, Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested pursuant to Paragraph VII, shall be made to the Member's beneficiaries hereunder as soon as practicable after notice of the Member's death is received by the Company.

     2. For purposes of any distribution of assets in a Member's Tax-Efficient Savings Account pursuant to Subparagraph 1 of this Paragraph, the amount in his or her Tax-Efficient Savings Account shall be reduced by the balance of any loan made to the Member as provided in Paragraph XIII and interest thereon that is unpaid at the effective date of the distribution.

     3. Subject to the provisions of Paragraph XXII, and subject to any regulations as the Committee from time to time may prescribe, a Member receiving a distribution pursuant to Subparagraph 1 of this Paragraph may agree to the sale for purposes of the Plan of all full shares of Rouge Stock or Ford Stock covered by his or her distribution, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the distribution. The Member so agreeing shall pay all applicable transfer taxes incident to the sale of the shares, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

     4. If a Member terminates employment with the Company or an Affiliate at a time when any portion of the Member's Company Matching Contributions Account is less than fully vested as determined under Paragraph VII, the unvested portion of the amount in that account will remain credited to the Member's account until the Member has incurred a Plan break-in-service, as determined under Subparagraph 2(e) of Paragraph VII or until assets in the Member's accounts in which the Member is fully vested shall have been distributed, whichever shall occur first. Upon such a Plan break-in-service or distribution, the unvested portion of the account shall be forfeited by the Member. The amount of the forfeiture will be applied as provided in Subparagraph 1 of Paragraph XXIII.

XIII. LOANS.

     Subject to the requirements of this Paragraph XIII and to any regulations the Committee from time to time may prescribe, a Member prior to termination of employment may apply for and receive a loan from the Plan. All requirements shall be applicable on a uniform and non-discriminatory basis to Members who apply for loans.

     1. All loans shall (a) be available to all Members on a reasonably equivalent basis, (b) be adequately secured, and (c) bear a reasonable rate of interest.

     2. A loan shall not exceed the lesser of:

        (a) the amount, at the time of the loan, of the Member's Tax-Efficient Savings Account (subject to any reduction provided under Subparagraph 3 of this Paragraph),

        (b) fifty percent of the value, at the time of the loan, of the amount in the Member's Regular Savings Account, Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested pursuant to Paragraph VII, or

        (c) $50,000 reduced by the highest balance of any loans from this Plan or any other plan maintained by the Company outstanding to the Member during the 12-month period ending on the day before the date on which the loan is made.

        3. The Committee shall have the power to designate, from time to time, the method by which the assets in a Member's Tax-Efficient Savings Account to be used to provide the amount of the loan are determined or to otherwise restrict the assets categories from which loans can be made.

     4. The amount of a loan must be at least $1,000.

     5. The entire amount of the loan and all amounts of related interest must be repaid (a) in substantially level amortization (with payments no less frequently than quarterly) over a term not to exceed 60 months (or, when permitted by law, in another manner and over a longer term as the Committee may determine) after the month in which the loan is effective, and (b) in full upon commencement of distribution of a Participant's Plan assets after his separation from service. Repayments shall be made by a Member from the Member's salary by payroll deductions or in another manner as the Committee may prescribe.

     6. The Committee shall have the power to designate, from time to time, the method by which the amounts paid by a Member, including interest payments, with respect to a loan shall be invested.

     7. The loan shall bear interest at a rate, determined by the Committee, that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Committee shall not discriminate among Members in determining the interest rate. Notwithstanding the foregoing, loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by changes in general economic conditions in the community.

     8. In the event the borrowing Member fails to pay the entire amount of any loan balance due after final demand for payment at the maturity date of the loan, the loan will be declared in default and will be treated as a taxable event for Federal income tax purposes, as provided in applicable law.

XIV. PERMISSIBLE WITHDRAWAL OF ASSETS ATTRIBUTABLE TO REGULAR SAVINGS CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT.

     At any time or from time to time prior to termination of employment, a Member may withdraw the portion of the amount in his or her Regular Savings Account, and in that portion of his or her Company Matching Contributions Account that shall have vested pursuant to Paragraph VII, as the Member shall designate in accordance with the following:

     1. Each withdrawal shall be made (a) prior to October 1, 1996, effective as of the last day of a calendar month, upon the Member's written request delivered to the Company on or before the 23rd day (or a different day as the Committee may from time to time determine) of the month and (b) on and after October 1, 1996, effective as of receipt by the Trustee of the Member's written valid request for withdrawal. The amount being withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

     2. Upon and in accordance with each request for withdrawal, there shall be delivered to the Member the amount in the Member's Regular Savings Account and in that portion, if any, of his or her Company Matching Contributions Account that (i) shall have, vested pursuant to Paragraph VII and (ii) is attributable to Regular Savings Contributions or Tax-Efficient Savings Contributions for years that are separated by two or more Plan years from the year of withdrawal. Prior to October 1, 1996, to the extent that any non-vested amount in a Member's Company Matching Contributions Account shall have been credited in respect of Regular Savings Contributions which shall be withdrawn by the Member, that non-vested amount shall be forfeited and shall be applied as provided in Subparagraph 1 of Paragraph XXIII.

     3. If, during the two Plan Years immediately following the year for which Company Matching Contributions are made in respect of a Member's Regular Savings Contributions, the Member shall withdraw the assets from his or her Regular Savings Account that are attributable to such Regular Savings Contributions, the Member shall not be permitted to make Regular Savings Contributions or Tax Efficient Savings Contributions for a 12-month period after the effective date of the withdrawal.

     4. Subject to the provisions of Paragraph XXII, and subject to any regulations the Committee shall from time to time prescribe, a Member requesting withdrawal pursuant to this Paragraph may agree to the sale for purposes of the Plan of all full shares of Rouge Stock or Ford Stock covered by his or her withdrawal request, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the withdrawal. The Member so agreeing shall pay all applicable transfer taxes incident to the sale and the amount thereof may be deducted from the payment made by the Trustee to the Member.

XV. PERMISSIBLE WITHDRAWAL OF ASSETS ATTRIBUTABLE TO TAX-EFFICIENT SAVINGS CONTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT.

     Prior to termination of employment, and subject to Paragraph XVIII, a Member shall be permitted to withdraw all or any portion of the amount in the Member's Tax-Efficient Savings Account subject to the following provisions of this Paragraph.

     1. A Member shall be permitted to make a withdrawal from his or her Tax-Efficient Savings Account (a) if the Committee determines that either (i) the Member shall have attained age fifty-nine and one-half (59-1/2) or (ii) the Member shall not have attained age fifty-nine and one-half (59-1/2), but there exists a financial hardship with respect to the Member sufficient in any event under United States Treasury Regulations in effect at that time to allow the amount to be withdrawn without loss of qualification for the Plan under Code Section 401(k); and (b) following the withdrawal, the aggregate amount of all withdrawals by a Member on account of financial hardship do not exceed the sum of the dollar amounts of Tax-Efficient Savings Contributions made to the account of the Member and of earnings allocable thereto credited as of December 31, 1988. Any withdrawal of assets pursuant to Subparagraph 1(a)(ii) above shall be made as of the date specified by the Committee in its determination of the existence of a financial hardship. The assets so withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

     2. Withdrawals based on financial hardship under Subparagraph 1(a)(ii) of this Paragraph shall be subject to the provisions of this Subparagraph 2. A financial hardship withdrawal must be made on account of an immediate and heavy financial need of the Member as determined in accordance with Subparagraph 2(a) of this Paragraph XV and must be necessary to satisfy the immediate and heavy financial need as determined in accordance with Subparagraph 2(b) of this Paragraph XV.

        (a) The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances. A financial need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred. An immediate and heavy financial need shall be deemed to exist if the distribution, among other causes, is for:

              (i) Medical expenses described in Code Section 213(d) incurred (or necessary to obtain medical care) by the Member, a Member's spouse or any other dependents of the Member (as defined in Code Section
         152);

              (ii) The purchase (excluding mortgage payments) of a principal residence for the Member;

              (iii) Funeral expenses for a member of the Member's family;

              (iv) Payment of tuition for the next twelve months of post-secondary education for the Member, or the Member's spouse, children or dependents;

              (v) The need to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage of the Member's principal residence; or

              (vi) An expense of $500 or more approved by the Committee as constituting an immediate and heavy financial need of the Member.

        (b) The Committee shall determine, based upon the Member's representation and other facts as are known to the Committee, that all of the following conditions are satisfied:

              (i) The distribution is not in excess of the amount for the immediate and heavy financial need of the Member; and

              (ii) The Member has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company.

     3. A Member who shall make a withdrawal pursuant to Subparagraph 1(a)(ii) of this Paragraph shall not be permitted to make Regular Savings Contributions or Tax-Efficient Savings Contributions to any plan of the Company for a 12-month period after the effective date of the withdrawal.

     4. If, during the two Plan Years immediately following the year for which Company Matching Contributions are made in respect of a Member's Tax-Efficient Savings Contributions, the Member shall withdraw, in accordance with Subparagraph 1(a)(i) of this Paragraph, assets from his or her Tax-Efficient Savings Account that are attributable to such Tax-Efficient Savings Contributions, the Member shall not be permitted to make Regular Savings Contributions or Tax-Efficient Savings Contributions for a 12-month period after the effective date of the withdrawal.

     5. Prior to October 1, 1996, to the extent that any non-vested amount in a Member's Company Matching Contributions Account shall have been credited in respect of Tax-Efficient Savings Contributions which shall be withdrawn by the Member pursuant to this Paragraph, that non-vested amount shall be forfeited and shall be applied as provided in Subparagraph 1 of Paragraph XXIII.

     6. Subject to the provisions of Paragraph XXII, and subject to any regulations the Committee shall from time to time prescribe, a Member requesting withdrawal pursuant to this Paragraph may agree to the sale for purposes of the Plan of all full shares of Rouge Stock or Ford Stock covered by his or her withdrawal request, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the withdrawal. The Member so agreeing shall pay all applicable transfer taxes incident to the sale, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

XVI. QUALIFIED DOMESTIC RELATIONS ORDERS.

     Notwithstanding any other provision of the Plan, any account of a Member may be apportioned between the Member and an alternate payee (as defined in Code Section 414(p)(8)) either through separate accounts or by providing the alternate payee a percentage of the Member's accounts. The Committee may direct a distribution to an alternate payee pursuant to a qualified domestic relations order as defined in Code Section 414(p)(1)(A) provided that the Committee has properly notified the affected Member and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in the Code. A distribution to an alternate payee may be made prior to the date on which the Member attains the earliest retirement age, as defined by Code Section 414(p)(4)(B), provided that the alternate payee shall be paid in a lump sum his or her portion of the Member's accounts.

XVII. DISTRIBUTION IN KIND.

     Distributions pursuant to Paragraph XII, XIV or XV which are attributable to amounts invested in Rouge Stock or Ford Stock shall be distributed in the form of that stock unless the Member has agreed to sell the same pursuant Paragraphs XII, XIV or XV and XXII. All other distribution amounts shall be in cash.

     Rouge Stock held in and distributed from the Plan and Participants holding such stock are subject to applicable securities law limitations, as well as such other rules and limitations as the Committee may from time to time prescribe on a uniform basis that does not discriminate against non-Highly Compensated Employees.

XVIII.  FURTHER WITHDRAWALS.

     On and after March 1, 1996, a terminated Member immediately accepting employment with an unrelated company as part of the sourcing of a Company activity or operation pursuant to a written sourcing agreement with such unrelated company, as contemplated in the Rouge Steel Company Directive "Salaried Personnel Matters Affected By Changes In Corporate Structure," as amended from time to time, shall be entitled, at any time following such sourcing and provided such Member is at least age 59-1/2, pursuant to the same terms as a withdrawal under subparagraph 1(a)(i) of Paragraph XV, to a total distribution of the amounts in the Member's Regular Savings Account, Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested; and

     On and after January 1, 1997, a terminated Member immediately accepting employment with an unrelated company as part of the sourcing agreement with such unrelated company, as contemplated in the Rouge Steel Company Directive "Salaried Personnel Matters Affected By Changes In Corporate Structure," as amended from time to time, and who has not separated from service for purposes of Section 401(k) of the Code shall be entitled at any time on and after January 1, 1997, to a distribution based on financial hardship from his or her Plan account on the same terms and conditions as set forth in Paragraph XV.

XIX. MEMBER'S SEMIANNUAL STATEMENT.

     As soon as practicable after June 30 and December 31 of each year, there shall be furnished to each Member a statement as of June 30 and December 31 of the year of the specific assets, specific funds and other investments permitted under the Plan and in the Member's accounts as of the midyear and year-end valuation dates, respectively. The Committee may determine, from time to time, to cause other information, including price and valuation information, to be included in the statements. The statements shall be deemed to have been accepted by the Member and the Member's beneficiaries designated hereunder as correct unless written notice to the contrary shall be received by the Company within 30 days after the mailing of the statement to the Member. The Committee may provide, from time to time, for additional statements to Members. The Committee also may, after having previously increased the number of statements, reduce the number of statements; but it may not terminate the statements as of June 30 and December 31.

XX. NOTICES, ETC.

     All notices, statements and other communications from the Trustee or a Participating Company to an Employee, Member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Member or beneficiary at his or her address last appearing on the books of the Participating Company or, in the case of an Employee, delivered to the Employee at his or her normal work station.

     All notices, instructions and other communications from an Employee or Member to the Company or Trustee required or permitted hereunder (including, without limitation, payroll deduction authorizations, Salary Reduction Agreements and changes and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be in the respective form from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to a location as shall be specified in regulations or upon the forms or in the form prescribed by the Committee and shall be deemed to have been duly given and delivered upon receipt by the Company or Trustee in such form, as the case may be, at that location.

     From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of the notices, instructions or other communications in respect of the Plan or the trust as it may receive from Employees, Members or beneficiaries.

XXI. TRUSTEE.

     The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Member or beneficiary or any other Participating Company, enter into a Trust Agreement with the Trustee and from time to time enter into further agreements with the Trustee or other parties, make amendments to the Trust Agreement or further agreements and take other steps and execute other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

     The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except for the custody of assets, the voting of Rouge Stock and Ford Stock held by the Trustee and the purchase and sale or redemption of securities.

XXII. PURCHASES OF SECURITIES BY THE TRUSTEE.

     Regular Savings Contributions, Tax-Efficient Savings Contributions, Company Matching Contributions, Rollover Contributions and earnings thereon in the accounts of Members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee, subject to the following provisions of this Paragraph and as the Committee may determine, from time to time, with respect to specific assets, specific funds or other investments permitted under the Plan.

     Any current cash balance in a Member's account or accounts after the investing of contributions for the last month of a Plan Year shall be invested pursuant to the Plan related trust. At any time or from time to time, the Committee may adopt regulations or practices as it may deem appropriate with respect to the minimum fractional interest in a share of Rouge Stock and in other designated specific assets, specific funds or other investments permitted under the Plan in which the cash in a Member's account shall be invested.

     The shares of Rouge Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from a stock exchange or in any other manner the Committee from time to time in its sole discretion may designate or prescribe; provided, however, that prior to October 1, 1996, the Trustee at all times may purchase such shares from Members who have agreed to sell the same to the Trustee pursuant to the provisions of Paragraphs XII, XIV and XV; and provided, further, that the Trustee at all times may use for purposes of the Plan the shares which are removed from a Member's account pursuant to the Member's election to have an amount equal to the value of such shares transferred pursuant to Paragraph IX, and the Trustee shall treat those shares as having been purchased by it at a price equal to that amount; and provided, further, that except as required by any such designation by the Committee, such shares shall be purchased by the Trustee from any source and in any manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company or Rouge Industries, Inc. may be either treasury stock or newly issued stock, and if so shall be purchased at a price per share equal to the average of the highest price and the lowest price at which shares of Rouge Stock are sold on the date preceding the date of purchase or, if no sales were made on that date, on the next preceding day on which there were sales, in either case as reported in the Composite Quotation Listing. All funds in the accounts of the several Members that become available simultaneously for investment in Rouge Stock may be invested simultaneously or over a period of time, but funds that become available first shall be invested first. If the funds that become available simultaneously for investment are used to purchase shares of Rouge Stock at more than one price, the total number of shares so purchased shall be allocated on a full or fractional share basis, or both, as the case may be, to the respective accounts of the Members ratably in accordance with the respective amounts of funds in their accounts so used.

     Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Members' accounts in any shares of Rouge Stock, unless at the time of purchase thereof by the Trustee the shares shall be listed on the New York Stock Exchange.

     The shares of Rouge Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or the nominee except as provided in Paragraph XXIV.

     In the sole discretion of the Trustee, investments in Rouge Stock in respect of the accounts of more than one Member may be represented by a single certificate.

     In the event that any option, right or warrant shall be received by the Trustee on Rouge Stock to the credit of one or more Members' accounts, the Trustee shall sell the same, at public or private sale and at a price and upon other terms as it may determine, and credit the proceeds thereof to the respective accounts of the Members, ratably in accordance with their interests therein, unless the Committee shall determine that the option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon terms and conditions as the Committee may prescribe.

     The provisions of this Paragraph shall also apply independently to transactions in Ford Stock, except that Ford Stock may not be acquired from the Company.

XXIII.  FORFEITED COMPANY MATCHING CONTRIBUTIONS.

     1. Any amount attributable to Company Matching Contributions or earnings thereon, which shall be forfeited in a Member's Company Matching Contributions account pursuant to Subparagraph 4 of Paragraph V, Subparagraph 4 of Paragraph XII, Subparagraph 2 of Paragraph XIV, or Subparagraph 5 of Paragraph XV shall be applied, as soon as practicable, first, to the payment of certain expenses for administration of the Plan, as described in the eighth paragraph of Paragraph XXVI, and thereafter, to reduce the amount of any Company Matching Contributions under the Plan or, if the Plan shall be terminated, any amount not so applied from time to time shall be credited ratably to the respective Company Matching Contributions Accounts of the Members in the Plan as of the day immediately following the date of forfeiture. In the latter case, any amounts so credited to a Member's Company Matching Contributions Account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account, the provisions of Paragraph VII notwithstanding. The Rouge Stock or Ford Stock applied to reduce the amount of the Company Matching Contribution, or applied to the payment of certain expenses for administration of the Plan, pursuant to the provisions of this Paragraph XXIII, shall be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Rouge Stock or Ford Stock, respectively, are sold on the date of such application or, if no sales were made on that date, on the next preceding day on which there were sales, in either case as reported in the Composite Quotation Listing.

     2. If (a) a Member's accounts are distributed to him or her pursuant to the provisions of Paragraph XII or (b) if a Member shall make a withdrawal from his or her Regular Savings Account pursuant to the provisions of Paragraph XIV or from his or her Tax-Efficient Savings Account pursuant to Paragraph XV prior to October 1, 1996, and prior to the date on which related Company Matching Contributions and Earnings thereon have vested, as determined pursuant to the provisions of Paragraph VII, the Member may subsequently elect, subject to the limitations hereinafter provided, to return to the Plan in a lump sum in cash the value as of the effective date of the distribution or withdrawal of the securities and cash delivered pursuant to the distribution or withdrawal and thereby have restored to his or her Company Matching Contributions Account securities and cash having a value equal to the value, as of the effective date of the distribution or withdrawal, of the securities and cash attributable to Company

Matching Contributions and Earnings thereon that had been forfeited.
Any such return may be made only while the Member is an Employee of a Participating Company and may not be made later than the end of the five-year period beginning with the effective date of the withdrawal or in the case of a distribution pursuant to Paragraph XII following termination of employment, not later than five years after the date the Member shall have been reemployed by a Participating Company.

     If any such return is made on or before December 31 of the year in which the effective date of the distribution or withdrawal falls, the amount of forfeitures to be restored which is attributable to the returned amount shall be included in the same Plan Year as the effective date of the distribution or withdrawal and if made after that December 31, in the Plan Year which succeeds the Plan Year in which the effective date of the distribution or withdrawal fell by one Plan Year for each December 31 that occurs on or after the effective date of distribution or withdrawal and prior to the date of such return.

     Amounts so returned shall be treated as attributable to Regular Savings Contributions for all purposes of the Plan. Amounts so restored shall vest as provided in Paragraph VII and shall be treated as attributable to Company Matching Contributions for all purposes of the Plan.

     Amounts so returned and amounts so restored shall be invested in Rouge Stock, specific assets, specific funds and other investments permitted under the Plan according to the values of the investments in the securities and cash distributed to or withdrawn by the Member on the effective date thereof (or in accordance with a method determined by the Committee in case an intervening change in the permitted investments has terminated an investment alternative), at the same time the Trustee invests contributions made during the month in which the return is made.

XXIV. VOTING OF ROUGE AND FORD STOCK.

     The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Rouge Stock in the accounts of Members or otherwise held by the Trustee under the Plan as follows:

     1. The Company shall adopt reasonable measures to notify the Member of the date and purposes of each meeting of stockholders of the Company or Rouge Industries, Inc., at which holders of shares of Rouge Stock shall be entitled to vote, and to request instructions from the Member to the Trustee as to the voting at the meeting of full shares of Rouge Stock and fractions thereof in any account of the Member.

     2. In each case, the Trustee, itself or by proxy, shall vote full shares of Rouge Stock and fractions thereof in the account or accounts of the Member in accordance with the instructions of the Member.

     3. If prior to the time of a meeting of stockholders the Trustee shall not have received instructions from the Member in respect of any shares of Rouge Stock in the account or accounts of the Member, and if the Trustee otherwise holds shares of Rouge Stock under the Plan, the Trustee shall vote thereat the shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Rouge Stock with respect to which the Trustee has received instructions from Members.

     The provisions of this Paragraph shall also apply independently to voting of Ford Stock.

XXV. CASH ADJUSTMENTS ON ACCOUNT OF FRACTIONAL INTEREST IN SECURITIES.

     Any fractional interest in a share of Rouge Stock, Ford Stock or any other security in any account of a Member shall not be subject to distribution or withdrawal, but the value thereof shall be subject to transfer pursuant to Paragraph IX. Settlement for any fractional interest in the security, upon distribution or withdrawal thereof, shall be made in cash based on the Current Market Value or any applicable current redemption value of the security, as of the date of distribution or withdrawal, as the case may be. The Trustee for the purpose of providing cash for settlements pursuant to the provisions of this Paragraph XXV may in its discretion obtain the cash from contributions under the Plan. In that event, the Trustee, with respect to the shares of Rouge Stock or Ford Stock which otherwise would have been sold to provide cash for the settlements, shall retain and reallocate interest in the same among the accounts of Members in the Plan entitled thereto and at the Current Market Value of the shares for purposes of the cash settlements.

XXVI. OPERATION AND ADMINISTRATION.

     Pursuant to ERISA the Company shall be a named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

     In addition to other duties provided elsewhere in the Plan, the Board of Directors shall have the authority, on behalf of the Company, to do the following: appoint and remove trustees as provided under Paragraph XXI; to approve policies relating to the allocation of contributions and the distribution of assets among trustees; to approve Plan amendments; to appoint investment managers, auditors and other professionals under the Plan; to appoint the members of the Committee as hereafter provided for in this Paragraph; and to determine prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company (by purchase, merger, or otherwise) of all or part of the assets of another corporation.

     The Board of Directors shall have the authority to designate other persons to carry out specific responsibilities on behalf of the Company and may authorize those persons and their designees to further delegate some or all of those specific responsibilities; provided, however, that the actions of those persons shall be consistent with ERISA, the Code and the Plan.

     Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan, including delegations of responsibilities authorized thereunder, to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

     The Company shall create a Savings Plan Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee. The Committee shall appoint its own Chairperson and Secretary, and shall act by a majority of its members with or without a meeting. The Secretary or the Vice President-Finance and Controller of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairperson and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely.

     The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their Employees, the Trustee and all other parties in interest.

     No member of the Committee or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee, or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

     Brokerage commissions and transfer taxes on the purchase and sale of specific assets, specific funds or other investments permitted under the Plan, including Ford Stock but excluding Rouge Stock, shall be paid from Fund assets by the Trustee, and the expenses of any collective, common or commingled asset, fund or investment shall be paid from the respective assets in the collective, common or commingled asset, fund or investment. Earnings credited to the account of the Trustee under any specific assets, specific funds or other investments permitted under the Plan may be net of those charges as approved by the Committee. All other expenses of administration of the Plan, including brokerage commissions and fees incurred in connection with the purchase and sale of Rouge Stock, fees of investment advisors and other expenses charged or incurred by the Trustee or the Company, shall be borne by the Company and upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it. Taxes, if any, on any specific assets, specific funds or other investments permitted under the Plan held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' accounts as the Trustee and the Committee shall determine.

     If the Member or beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him or her, including the sending of notification by certified or registered mail to his or her last known address, the Committee may direct the Trustee to distribute the benefits in question to an interest bearing savings account established in the name of the Member or beneficiary; or, if the benefits are payable to a Member, the Committee may instruct the Trustee to distribute the funds to the Member by purchasing U.S. Savings Bonds in the Member's name and holding them for the Member.

     Each Employee at or before the time of electing to participate in the Plan shall be given a summary plan description of the Plan, and if the Employee so requests, a copy of the Plan, as in effect at the time. As a condition of membership, an Employee may be required to sign an instrument in form prescribed by the Committee evidencing the fact that he or she accepts and agrees to all provisions of the Plan.

     Profits and Sales, for purposes of the Plan, shall be conclusively determined by the Company, and the Committee may rely on that determination. The records of the Trustee, the Committee and any Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

     The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

XXVII.  TERMINATION, SUSPENSION AND MODIFICATION.

     The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, as follows:

     1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the Employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any Employees located in one or more States or countries, if in the judgment of the Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Company. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect Members in the Plan at the time thereof, as well as future Members, but may not affect the rights of a Member as to (a) the distribution or withdrawal of the amount in the accounts of the Member as of the effective date of the termination, modification or suspension, or (b) the vesting or continuance of vesting of the securities and cash attributable to Company contributions or earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of the date as the Company may determine, but not earlier than the date on which the Company shall give notice of the termination, modification or suspension to the Trustee and to the Participating Companies any of the Employees of which are affected thereby.

     2. The provisions of the foregoing Subparagraph 1 notwithstanding, the Company, by action of its Board of Directors, or by action of persons authorized by the Board of Directors, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Code Sections 401(a), 401(k) and 501 (a), as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

     3. Anything herein to the contrary notwithstanding, no termination or modification of the Plan or suspension of any provision thereof may diminish the amount in the accounts of a Member as of the effective date of the termination, modification or suspension.

     4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Employee, Member, former Employee, former Member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, have a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to immediately before the merger, consolidation or transfer if the Plan had then terminated.

XXVIII. CONDITIONS ON PARTICIPATION OF SUBSIDIARIES OF THE COMPANY.

        The consent of the Company to the participation in the Plan of any subsidiary of the Company may be conditioned upon provisions the Company may prescribe, including, without limitation, conditions as to (a) the instruments to be executed and delivered by the Participating Company to the Trustee, (b) the extent to which the Company shall act as the representative of the Participating Company under the Plan, (c) the rights of the Participating Company to withdraw from participation in the Plan and the effect of the withdrawal upon the memberships and accounts in the Plan of Employees of the Participating Company, and (d) reimbursement of the Company on account of Company Matching Contributions.

XXIX. MEMBER'S RIGHTS NOT TRANSFERABLE.

        No right or interest of any Member under the Plan or in his or her accounts shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with the provisions of a qualified domestic relations order as defined by Code Section 414(p) and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Member under the Plan or in his or her accounts shall be liable for, or subject to, any obligation or liability of the Member.

XXX. DESIGNATION OF BENEFICIARIES.

     1. Except as provided in Subparagraph 2 of this Paragraph for a married Member, a Member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the Member's death to receive the proceeds under the Company's Group Life Insurance Plan if the Member is covered under that Plan at the date of his or her death. A Member may in any event file with the Company a written designation of a beneficiary or beneficiaries (subject to limitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Committee from time to time may prescribe) to receive the amount in the accounts of the Member in the Plan. A Member may from time to time revoke or change his or her designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition. In the event of the death of a Member, any amount in his or her accounts under the Plan in respect of which the Member shall have designated or be deemed to have designated one or more beneficiaries hereunder shall be delivered to the beneficiaries who shall survive the Member, in accordance with the designation (to the extent effective and enforceable at the time of the Member's death) and the provisions of the Plan, subject to regulations the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any beneficiary to receive any amount, the Trustee may deliver the same to the estate of the Member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Member, the amount in his or her accounts under the Plan shall be delivered to his or her estate.

     2. A married Member shall be deemed to have designated his or her surviving spouse as beneficiary to receive the amount in the Member's accounts under the Plan unless the Member shall have filed with the Company a written designation of a different beneficiary pursuant to Subparagraph 1 above, together with the written consent of the spouse to the designation, witnessed by a Plan representative or a notary public.

XXXI.   LIMITATION ON CONTRIBUTIONS UNDER CODE SECTION 415.

     1. Limitation.

     Notwithstanding any other provision of this Plan, the sum of the Annual Additions (as defined in Subparagraph 2 of this Paragraph) in respect of any Employee for any Limitation Year (as defined in Subparagraph 3 of this Paragraph) shall not exceed the lesser of:

        (a) 25 % of the Employee's Compensation (as defined in Subparagraph 4 of this Paragraph), or

        (b) $30,000 (or, if greater, one quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for inflation by the Secretary of the Treasury pursuant to Code 415(d) relating to cost-of-living increases).

     2. Annual Additions.

        The Annual Addition in respect of any Employee for any Limitation Year (as defined in Subparagraph 3 of this Paragraph) shall mean the sum for the year of:

        (a) Company Matching Contributions and Tax-Efficient Savings Contributions in respect of the Employee under this Plan and any other defined contribution plan sponsored by the Company, plus

        (b) the sum of:

              (i) the Employee's contribution under the Company's Salaried Employee Retirement Plan (or any similar plan of an Affiliate),

              (ii) the Employee's Regular Savings Contributions that are matched by Company Matching Contributions pursuant to Subparagraph 1 of Paragraph V, and

              (iii) the Employee's Regular Savings Contributions that are not matched by Company Matching Contributions.

        (c) effective on and after February 1, 1995, forfeitures, if any, credited to the Employees' accounts under the Plans.

   3.   Limitation Year.

        For purposes of this Paragraph, Limitation Year shall mean the calendar year.

     4. Compensation

        As used in Clause 1(a) of this Paragraph, Compensation shall mean the compensation (as defined by Code Section 415(c)(3) and Treasury Regulation
Section 1.415-2(d)) paid or made available to an Employee during the Limitation Year in question. Compensation in excess of $150,000, as adjusted annually for Plan years beginning after December 31, 1993, as provided under Code Section 401(a)(17), shall be disregarded.

     5. Order of Application of Limitations.

        Effective on and after February 1, 1995, if, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Section 415, or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth in Regulation 1.415-6(b)(6), the Annual Addition taken into account under subparagraph 2 of this paragraph shall exceed, or shall be reasonably projected to exceed, the limitation of the Annual Addition required by subparagraph 1 of this paragraph, any necessary or appropriate reduction in Employee Regular Savings Contributions, Company Matching Contributions or Tax-Efficient Savings Contributions shall be applied: first, by reducing amounts contributed as Tax-Efficient Savings Contributions pursuant to subparagraph 2 of paragraph V from the Profit Sharing Plan and gains attributable thereto; second, by reducing the Employee's Regular Savings Contributions taken into account under subparagraph 2(b)(iii) and gains attributable thereto of this paragraph; third, by reducing the Employee's Regular Savings Contributions taken into account under subparagraph 2(b)(ii) of this paragraph and gains attributable thereto, and related Company Matching Contributions (in the same ratio as the average percentage for Company Matching Contributions as projected or determined for a Plan Year in accordance with the provisions of subparagraph 1 of paragraph V); fourth, by reducing Tax-Efficient Savings Contributions and gains attributable thereto that are not matched by Company Matching Contributions; and, fifth by reducing Tax-Efficient Savings Contributions and gains attributable thereto that are matched by Company Matching Contributions pursuant to subparagraph 1 of paragraph V and related Company Matching Contributions (in the same ratio as the average percentage for Company Matching Contributions as projected or determined for a Plan Year in accordance with the provisions of subparagraph 1 of paragraph V).

     Notwithstanding any other provision of the Plan, in conforming to the limitations of this Paragraph XXXI the aforementioned reductions in Regular Savings Contributions, Company Matching Contributions and Tax-Efficient Savings Contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this Paragraph may be effected (a) before the Annual Addition reaches the limitation required by Subparagraph 1 of this Paragraph in order to carry out the ordering rule of this Subparagraph and (b) retroactively as provided in Section 1.415-6(b)(6)(iv) of the Treasury Regulations: first, by returning amounts contributed as Regular Savings Contributions taken into account under subparagraph 2(b)(iii) and gains attributable thereto; second, by returning amounts contributed as Regular Savings Contributions taken into account under subparagraph 2(b)(ii) of this paragraph and gains attributable thereto; third, by distributing Tax-Efficient Savings Contributions that are not matched by Company Matching Contributions, and gains attributable thereto; and fourth, by distributing Tax-Efficient Savings Contributions that are matched by Company Matching Contributions, and gains attributable thereto, all as are necessary to reduce the Annual Addition to the limitation.

     6. Participants in Plans of Affiliates.

        If a Member at any time during the Limitation Year, was a participant under any defined contribution plan (as the term is used in Code Section 415(c)) or defined benefit plan (as that term is used in Code Section 415(b)) of an Affiliate of the Company (other than an employee stock ownership plan described in Code Section 415(c)(6)), all such plans being referred to herein collectively as "affiliate plans," then the determination of the Annual Addition in respect of such member for such Limitation Year as described in Subparagraph 3 of this Paragraph shall be modified as provided in this
Subparagraph:

        (a) any employer contributions (as the term is used in Code Section 415(c)(2)(A)) and any forfeitures allocated during the year for the account of the Member under all affiliate defined contribution plans in respect of services performed prior to the Member's commencement of participation under this Plan shall be added to the amount determined under Subparagraph 2(a) of this Paragraph; and

        (b) any employee contributions (as that term is used in Code Section 415(c)(2)(B)) by the Member during the year under all affiliate defined contribution or defined benefit plans in respect of services performed prior to the Member's commencement of participation under this Plan shall be taken into account for purposes of Subparagraph 2(b) of this Paragraph.

     7. Combined Limitation.

        If the Member is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company, the sum of the Member's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Limitation Year.

        The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Member's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the Limitation Year, or (ii) 1.4 times the Member's average Compensation for the three consecutive years that produces the highest average.

        The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Member's account under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for that Year and for each prior year of service with the employer: (i) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) for that Year, or (ii) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

        The Annual Addition for any year prior to 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition. If the plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years prior to 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding the numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction does not exceed 1.0 for that Limitation Year.

        Projected annual benefit means the annual benefit to which the Member would be entitled under the terms of the plan, if the participant continued employment until normal retirement age (or current age, if later) and the Member's Compensation for the Limitation Year and all other relevant factors used to determine the benefit remained constant until normal retirement age (or current age, if later).

        If, in any Limitation year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

     8. References to Code.

     In applying this Paragraph at any time or from time to time, the references herein to specific provisions of the Code shall be regarded as references to those provisions as now in effect or hereafter amended, and to the regulations thereunder at the time in effect.

XXXII.  EFFECT OF TERMINATION.

     Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereunder, within the meaning of Section 411(d)(3)(A) and (B) of the Code, the amount in the Company Matching Contributions Account of any affected Employee within the meaning of Code
Section 411(d)(3) shall be deemed to have vested in his or her account and shall be nonforfeitable as of the date of the termination, partial termination or complete discontinuance of contributions.

     For purposes of this Paragraph, the determination as to whether there is a termination or partial termination of the Plan or a complete discontinuance of contributions thereunder and the date thereof and as to the Employees affected thereby shall be made by the Company; provided, however, that the determination shall be in accordance with the applicable provisions of the Code. In determining the applicability of the Code provisions, the Company may rely upon an opinion of counsel.

XXXIII. TOP-HEAVY RULES.

     If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Paragraph shall supersede for that Plan Year any conflicting provision of the Plan. This Plan is top-heavy in any Plan Year if the top-heavy ratio on the determination date for the year for the required aggregation group of plans exceeds 60%.

     1. Definitions.

        (a) Top-heavy ratio:

              (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances for all key employees under the defined contribution plans of the Company and Affiliates and the present value of accrued benefits for all key employees under the defined benefit plans of the Company and Affiliates, and the denominator of which is the sum of the account balances for all participants under the defined contribution plans of the Company and Affiliates and the present value of accrued benefits for all participants under defined benefit plans of the Company and Affiliates. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

              (ii) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent determination date. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year or (2) who has not been credited with at least one hour of service at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.

              (iii) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and Affiliates, or (b) of there is no such method, as if the benefit accrued not more rapidly

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



         than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

        (b) Required aggregation group of plans: (i) each qualified plan of the Company or an Affiliate in which at least one key employee participates, and
   (ii) any other qualified plan of the Company or an Affiliate which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

        (c) Key employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Plan Year containing the determination date for the Plan Year in question or the four preceding Plan Years was an officer of the Company having annual compensation during a Plan Year greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A); one of the ten Employees having annual compensation during a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) and owning both more than a .5% interest and one of the ten largest interests in the Company; a 5% owner of the Company; or a 1% owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation will equal wages reported on the Employee's Form W-2 from the Company for the Plan Year. The determination of who is a key employee will be made in accordance with Code
   Section 416(i)(1) and the regulations thereunder.

        (d) Present value: Present value shall be based on the interest and mortality rates used to determine actuarial equivalence under the defined benefit plans.

        (e) Determination date: The determination date is the last day of the preceding Plan Year.

     2. Minimum allocation.

        (a) Except as otherwise provided in (c) below, the Company contributions and forfeitures allocated on behalf of any Member who is not a key employee shall not be less than 3% of the Member's compensation, or if less than 3%, the percentage at which contributions are made under the Plan for the year for the key employee for whom such percentage is the highest for the year. Effective on and after February 1, 1995, the percentage at which contributions are made for a key employee shall be determined by dividing the contributions (including Company Matching Contributions and elective contributions pursuant to Treasury Regulations 1.416-1M-19 and 1.416-1M-20) for and forfeitures allocated on behalf of any such key employee by so much of his or her total compensation for the year as does not exceed $150,000, as adjusted for Plan Years beginning after December 31, 1993, as provided under Code Section 401(a)(17). The minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Member's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Member's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

        (b) For purposes of computing the minimum allocation, compensation will equal the wages reported on the Employee's Form W-2 from the Company for the year.

        (c) The provisions in (a) above shall not apply to any Member who was not employed by the Company or an Affiliate on the last day of the Plan Year.

        (d) The provision in (a) above shall not apply to any Member to the extent the Member is covered under a defined benefit plan of the Company or an Affiliate and, in lieu of that allocation, such a Member shall accrue an annual benefit under the defined benefit plan (to be provided solely by Company contributions and expressed as a life annuity commencing at normal retirement age) of not less than two percent of his or her highest average compensation for the five consecutive years for which the Member had the highest compensation. The minimum accrual under the defined benefit plan is to be determined without regard to any contribution under the Federal Social Security Act.

     3. Nonforfeitability. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 41 l(a)(3)(B) or 41 l(a)(3)(D).

     4. Vesting. For any Plan Year in which this Plan is top-heavy, an Employee who has completed at least three years of service with the Company or an Affiliate will have a nonforfeitable right to 100% of his or her account balance attributable to Company contributions. This minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this Subparagraph does not apply to the account balances of any Employee who does not have an hour of service after the Plan has initially become top-heavy and the Employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this Subparagraph.

     5. Combined Limitation. For any Plan Year in which this plan is top-heavy, the limitation in Subparagraph 7 of Paragraph XXXI shall be computed by substituting the number 1.0 for the number 1.25 wherever the latter number appears in that Subparagraph.

XXXIV.  DIRECT ROLLOVERS.

     1. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Paragraph, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (b) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c) A distributee includes a Member; in addition, a Member's surviving spouse and the Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

        (d) A direct rollover is a payment plan to the eligible retirement plan specified by the distributee.

     2. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, the distribution may commence less than 30 days after the notice required under Treasury Regulation
Section 1.411(a)-11(c) is given, provided that: (a) the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Member after receiving the notice, affirmatively elects a distribution.

XXXV. QUALIFIED MILITARY SERVICE

     Effective on and after December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.



Date: July 23, 1997                      ROUGE STEEL COMPANY


                                         By: /s/ William E. Hornberger
                                             ------------------------------
                                             William E. Hornberger
                                         Its:  Vice President, Employee
                                               Relations and Public Affairs



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